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                                                                    Exhibit (b)

                          IXIS Advisor Funds Trust I
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended March 31, 2006 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                     By:
President & Chief Executive Officer     Treasurer
IXIS Advisor Funds Trust I              IXIS Advisor Funds Trust I

/s/ John T. Hailer                      /s/ Michael C. Kardok
--------------------------------------  --------------------------------------
John T. Hailer                          Michael C. Kardok

Date: May 24, 2006                      Date: May 24, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the IXIS Advisor Funds Trust I, and will be retained by the IXIS Advisor Funds Trust I and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.